As filed with the Securities and Exchange Commission on May 23, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTAMERICA BANCORPORATION

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94- 2156203 (IRS Employer Identification No.)

1108 Fifth Avenue, San Rafael, CA 94901
(Address of principal executive offices) (Zip Code)

WESTAMERICA BANCORPORATION STOCK OPTION PLAN OF 1995 (AS AMENDED AND RESTATED)
(Full title of the Plan)

DAVID L. PAYNE
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
WESTAMERICA BANCORPORATION
1108 Fifth Avenue, San Rafael, CA 94901
(Name and address of agent for service)

(415) 257-8000
(Telephone number, including area code, of agent for service)
Copy to:
JONATHAN M. OCKER, ESQ.
ORRICK, HERRINGTON & SUTCLIFFE LLP
400 Sansome Street, San Francisco, CA 94111
(415) 392-1122

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount	Maximum	Maximum
to be	to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered(1)	Per Share(2)	Price(2)	Registration Fee

Common Stock (Stock Option Plan of 1995, as Amended and Restated)	6,750,000	$41.75	$281,812,500	$22,798.63

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Westamerica Bancorporation Stock Option Plan of 1995, as amended and restated, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Westamerica Bancorporation on May 20, 2003, as reported by the Nasdaq National Market System.

PART I
Information Required in the Section 10(a) Prospectus

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with the Note to Part I of Form S-8.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

          The following documents filed by the Registrant under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

a.	The Registrant’s latest annual report on Form 10-K for the fiscal year ended December 31, 2002 filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

b.	All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report; and

c.	Descriptions of the Registrant’s capital stock contained in a registration statement filed with the Commission pursuant to Section 12 of the Exchange Act and descriptions of the Shareholder Rights Agreement as last amended and filed on Form 8-A with the Commission on November 19, 1999, including any amendments or reports filed for the purpose of updating such descriptions.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors, officers, employees and other agents of the corporation (“Agents”) in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

Article VII of the Company’s Restated Articles of Incorporation, as amended (Exhibit 4.1 hereto) authorizes the Company to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Company and its shareholders. Article VII also authorizes the Company to provide insurance for Agents provided that, in cases where the Company owns all or a portion of the shares of the company issuing the insurance policy, such company and/or the policy must meet certain conditions set forth in Section 317. Article V of the Company’s Bylaws provides for mandatory indemnification of each director of the Company except as prohibited by law.

The Company maintains a directors and officers liability insurance policy that indemnifies the Company’s directors and officers against certain losses in connection with claims made against them for certain wrongful acts. In addition, the Company has entered into separate indemnification agreements with its directors and officers that require the Company, among other things, (i) to maintain directors’ and officers’ insurance in reasonable amounts in favor of such individuals, and (ii) to indemnify them against certain liabilities that may arise by reason of their status or service as Agents of the Company to the fullest extent permitted by California law.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit Number	Name

4.1*	Restated Articles of Incorporation of the Registrant, as amended.

4.2**	By-laws of the Registrant, as amended.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5.1.

24.1	Power of Attorney is included on signature page of this Registration Statement.

*Incorporated by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission on March 30, 1998.

**Incorporated by reference to Exhibit 3(ii) to the Registrant’s Periodic Report on Form 10-Q for the fiscal quarter ended March 31, 2003 filed with the Securities and Exchange Commission on May 14, 2003.

Item 9. Undertakings

     (a)     The undersigned Registrant hereby undertakes:

          (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii)     to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

               (iii)     to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California on May 23, 2003.

WESTAMERICA BANCORPORATION

By:	/s/DAVID L. PAYNE David L. Payne
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of Westamerica Bancorporation, a California corporation, do hereby constitute and appoint David L. Payne the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/DAVID L. PAYNE David L. Payne	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	May 23, 2003

/s/JENNIFER J. FINGER Jennifer J. Finger	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 23, 2003

/s/DENNIS R. HANSEN Dennis R. Hansen	Senior Vice President and Controller (Principal Accounting Officer)	May 23, 2003

/s/ETTA ALLEN Etta Allen	Director	May 23, 2003

/s/LOUIS E. BARTOLINI Louis E. Bartolini	Director	May 23, 2003

/s/ARTHUR C. LATNO, JR. Arthur C. Latno, Jr.	Director	May 23, 2003

/s/PATRICK D. LYNCH Patrick D. Lynch	Director	May 23, 2003

/s/CATHERINE COPE MACMILLAN Catherine Cope MacMillan	Director	May 23, 2003

Signatures	Title	Date

/s/RONALD A. NELSON Ronald A. Nelson	Director	May 23, 2003

/s/CARL R. OTTO Carl R. Otto	Director	May 23, 2003

/s/EDWARD B. SYLVESTER Edward B. Sylvester	Director	May 23, 2003

A majority of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Name	Page Number

4.1*	Restated Articles of Incorporation of the Registrant, as amended.

4.2**	By-laws of the Registrant, as amended.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5.1.

24.1	Power of Attorney is included on signature page of this Registration Statement.

*Incorporated by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission on March 30, 1998.

**Incorporated by reference to Exhibit 3(ii) to the Registrant’s Periodic Report on Form 10-Q for the fiscal quarter ended March 31, 2003 filed with the Securities and Exchange Commission on May 14, 2003.